                                                                    EXHIBIT 10.2

                    PROPERTY MANAGEMENT AND LEASING AGREEMENT

                                     between

                           HINES REIT PROPERTIES, L.P.

                                       and

                       HINES INTERESTS LIMITED PARTNERSHIP

                               _____________, 20__

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                                TABLE OF CONTENTS

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                                                                                                                      Page
ARTICLE 1 APPOINTMENT............................................................................................       2

         Section 1.1    Appointment..............................................................................       2

ARTICLE 2 TERM...................................................................................................       2

         Section 2.1    Term.....................................................................................       2

ARTICLE 3 RELATIONSHIP...........................................................................................       2

         Section 3.1    Relationship.............................................................................       2

ARTICLE 4 ASSIGNABILITY..........................................................................................       3

         Section 4.1    Assignability by Manager.................................................................       3

         Section 4.2    Assignment by Owner......................................................................       4

ARTICLE 5 SERVICES OF MANAGER....................................................................................       4

         Section 5.1    Management of the Premises...............................................................       4

         Section 5.2    Manager's Employees......................................................................       4

         Section 5.3    Budgets and Leasing Guidelines;  Annual Performance......................................       5

         Section 5.4    Collection of Rents......................................................................       7

         Section 5.5    Leasing Duties of Manager................................................................       8

         Section 5.6    Decorations and Repairs..................................................................       8

         Section 5.7    Operational Activities...................................................................       8

         Section 5.8    Taxes....................................................................................       9

         Section 5.9    Compliance with Agreements...............................................................       9

         Section 5.10   Payrolls.................................................................................       9

         Section 5.11   Banking Matters..........................................................................      10

         Section 5.12   Inspections of Premises..................................................................      10

         Section 5.13   Maintenance of Records...................................................................      10

         Section 5.14   Staffing for Emergencies.................................................................      10

         Section 5.15   Tenant Relations Program.................................................................      10

         Section 5.16   Communications with Owner................................................................      10

         Section 5.17   Books and Records........................................................................      10

         Section 5.18   Compliance with Laws.....................................................................      12
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
         Section 5.19   Expenditures for Emergencies.............................................................      13

         Section 5.20   Establishment of Website.................................................................      13

         Section 5.21   Sarbanes-Oxley Compliance................................................................      13

         Section 5.22   Submission of Annual Reports.............................................................      13

ARTICLE 6 MANAGEMENT AUTHORITY...................................................................................      13

         Section 6.1    Limitation on Manager's Authority........................................................      13

         Section 6.2    Expenditure of Monies by Manager.........................................................      13

         Section 6.3    Capital Expenditures.....................................................................      14

         Section 6.4    Contracts with Affiliates of Manager.....................................................      15

         Section 6.5    Execution of Leases and Contracts........................................................      16

         Section 6.6    Structural Changes.......................................................................      16

ARTICLE 7 INSURANCE..............................................................................................      16

         Section 7.1    Owner's Insurance........................................................................      16

         Section 7.2    Manager's Insurance......................................................................      17

         Section 7.3    Contractor's and Subcontractor's Insurance...............................................      17

         Section 7.4    Insurance Requirements...................................................................      18

         Section 7.5    Waiver of Claims and Subrogation.........................................................      18

ARTICLE 8 OWNER'S RIGHT TO AUDIT.................................................................................      19

         Section 8.1    Audit Rights of Owner....................................................................      19

         Section 8.2    Correction of Internal Controls..........................................................      19

ARTICLE 9 BANK ACCOUNTS..........................................................................................      20

         Section 9.1    Deposits of Rents and Other Sums.........................................................      20

         Section 9.2    Security Deposit Records.................................................................      20

         Section 9.3    Owner to Have Access to Funds............................................................      20

         Section 9.4    Ownership of Bank Records................................................................      21

ARTICLE 10 PAYMENT OF EXPENSES...................................................................................      21

         Section 10.1   Payment by Manager of Expenses...........................................................      21

         Section 10.2   Expenses to be Borne by Manager..........................................................      24

         Section 10.3   Office for Manager.......................................................................      25

                                       ii
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
ARTICLE 11 INSUFFICIENT INCOME...................................................................................      25

         Section 11.1   Insufficient Income......................................................................      25

ARTICLE 12 TERMINATION...........................................................................................      26

         Section 12.1   Termination by Owner or Manager..........................................................      26

         Section 12.2   Termination by Owner.....................................................................      26

         Section 12.3   Breach by Manager........................................................................      26

         Section 12.4   Breach by Owner..........................................................................      27

         Section 12.5   Final Accounting.........................................................................      27

         Section 12.6   Survival of Certain Rights and Obligations...............................................      28

ARTICLE 13 DEVELOPMENT AND CONSTRUCTION MANAGEMENT SERVICES......................................................      28

         Section 13.1   Construction Management Services.........................................................      28

         Section 13.2   Development Management Services..........................................................      29

ARTICLE 14 SALE OF THE PREMISES..................................................................................      29

         Section 14.1   Sale of Premises.........................................................................      29

ARTICLE 15 LEGAL PROCEEDINGS.....................................................................................      30

         Section 15.1   Legal Proceedings........................................................................      30

ARTICLE 16 MANAGER'S LIABILITY...................................................................................      30

         Section 16.1   Liability of Manager.....................................................................      30

         Section 16.2   Indemnity of Manager.....................................................................      30

         Section 16.3   Limitation on Making Certain Claims......................................................      31

         Section 16.4   Expenditures Made in Good Faith..........................................................      31

ARTICLE 17 REPRESENTATION AND WARRANTIES.........................................................................      32

         Section 17.1   No Reliance by Owner.....................................................................      32

         Section 17.2   Representations and Warranties...........................................................      32

ARTICLE 18 CONSENTS..............................................................................................      33

         Section 18.1   Granting of Consents.....................................................................      33

ARTICLE 19 SUBSIDIARIES AND AFFILIATES...........................................................................      33

         Section 19.1   Contracts with Manager's Affiliates......................................................      33
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
ARTICLE 20 NOTICES...............................................................................................      34

         Section 20.1   Notices..................................................................................      34

ARTICLE 21 COMPENSATION .........................................................................................      35

         Section 21.1   Fees Payable to Manager..................................................................      35

         Section 21.2   Failure of Owner to Timely Pay...........................................................      40

ARTICLE 22 MISCELLANEOUS.........................................................................................      40

         Section 22.1   Pronouns.................................................................................      40

         Section 22.2   Amendments...............................................................................      41

         Section 22.3   Headings.................................................................................      41

         Section 22.4   Waiver...................................................................................      41

         Section 22.5   Successors and Assigns...................................................................      41

         Section 22.6   Governing Law............................................................................      41

         Section 22.7   Ownership of Premises....................................................................      41

         Section 22.8   Other Activities of Manager..............................................................      42

         Section 22.9   Compliance with Certain Laws.............................................................      42

         Section 22.10  Special Parties..........................................................................      42

         Section 22.11  Counterparts.............................................................................      42

         Section 22.12  Survival of Agreement....................................................................      43

         Section 22.13  Special Services.........................................................................      43

                    PROPERTY MANAGEMENT AND LEASING AGREEMENT

                  THIS PROPERTY MANAGEMENT AND LEASING AGREEMENT ("Agreement") is entered into effective as of the ____ day of ____________, 20__, by and between Hines REIT Properties, L.P., a Delaware limited partnership (hereinafter called "Owner"), and Hines Interests Limited Partnership, a Texas limited partnership (hereinafter called "Manager"),

                               W I T N E S S E T H

                  WHEREAS, Owner is the owner of the land described in Schedule A attached hereto together with the office building and other improvements located thereon (the "Premises"); and

                  WHEREAS, Owner wishes to obtain the benefits of Manager's expertise in the field of real estate management and leasing by relinquishing to Manager control in the operation, direction, management, leasing and supervision of the Premises, subject to the terms and provisions of this Agreement, and Manager, for a fee and pursuant to the terms and provisions of this Agreement, agrees to assume said control and discretion in the operation, direction, management and supervision of the Premises on behalf of Owner.

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained and of other good and valuable consideration, the parties hereto agree as follows:

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                                    ARTICLE 1

                                   APPOINTMENT

                  Section 1.1 Appointment. Owner contracts with Manager to manage, lease, operate, direct and supervise the Premises on behalf of Owner and to provide services as required under this Agreement.

                                   ARTICLE 2

                                      TERM

                  Section 2.1 Term. Subject to and upon the terms and conditions set forth in this Agreement (including without limitation Article 12), the term of this Agreement (the "Term") shall commence on the date hereof and shall continue until the earlier of termination pursuant to Article 12 or ten (10) years after the date of this Agreement. Thereafter, the Term shall continue from year to year unless written notice is given by either party of its desire not to continue this Agreement at least ninety days prior to any anniversary of the commencement of this Agreement. Notwithstanding the foregoing, upon the taking of possession of the Premises by a mortgagee through foreclosure or deed-in-lieu of foreclosure, this Agreement may be terminated by such mortgagee upon ninety
(90) days prior written notice thereof.

                                   ARTICLE 3

                                  RELATIONSHIP

                  Section 3.1 Relationship. Manager shall at all times be the independent contractor of Owner and not the employee or agent of Owner. Manager shall have no right or power to contract with third parties for, on behalf of, or in the name of Owner or otherwise to bind Owner. Except as expressly provided herein to the contrary, Owner agrees to be responsible for and shall reimburse Manager for all costs, expenses and disbursements reasonably and properly incurred by Manager in accordance with the provisions of this Agreement in providing management, leasing and operational services hereunder, such as, but not limited to, contracts for cleaning services, contracts for landscaping or maintenance services and orders for supplies and equipment, and Owner agrees to indemnify and hold Manager harmless from and against the same.

                                   ARTICLE 4

                                  ASSIGNABILITY

                  Section 4.1 Assignability by Manager. Manager shall not transfer or assign this Agreement or any part thereof or any of its rights or obligations hereunder without the prior written consent of Owner, provided that Owner's consent shall not be required for an assignment to a Hines Affiliate (defined below). The foregoing shall not prevent Manager from pledging to any person or entity Manager's right to receive fees under this Agreement. The consent of Owner to one or more assignments of this Agreement shall not be construed as, or result in, consent by Owner to any further or future assignment or assignments. Any assignment or attempted assignment not made strictly in accordance with the foregoing shall be void.

                  As used herein, "Hines Affiliate" shall mean any partnership, limited liability company, corporation, trust or other entity as to which 50% or more of the beneficial interests are held, directly or indirectly, by and effective day to day Control resides in the Hines Family and/or any current or former employees of Hines Interests Limited Partnership or its successors. For the purposes of this Agreement, "Control" or "Controlled" shall mean with respect to any person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

                  As used herein, "Hines Family" shall mean Jeffrey C. Hines and/or Gerald D. Hines, their parents, brothers and sisters, their respective spouses and children (natural and adopted) or grandchildren of any of the foregoing and/or trusts for any of the foregoing.

                  Section 4.2 Assignment by Owner. If Owner conveys the Premises or any part thereof to an Affiliate (defined below) of Owner, then Owner shall assign this Agreement to such Affiliate. If Owner conveys the Premises to someone who is not an Affiliate of Owner, then the provisions of Section 12.1 shall apply. "Affiliate" means, with reference to any entity or person, any person or entity that directly or indirectly Controls, is Controlled by or is under common Control with that person or entity.

                                   ARTICLE 5

                               SERVICES OF MANAGER

                  Section 5.1 Management of the Premises. Manager shall manage, operate and maintain the Premises in a manner normally associated with the management and operation of a high quality office building. Manager shall at all times deal with third parties (whether or not affiliated with Manager) at arms' length and in Owner's interest at all times. Manager shall act in a fiduciary capacity with respect to the proper protection of and accounting for Owner's assets.

                  Section 5.2 Manager's Employees. Manager shall have in its employ at all times a sufficient number of capable employees to enable it to properly, adequately, safely and economically manage, lease, operate and maintain the Premises. All matters pertaining to the employment, supervision, compensation, promotion and discharge of such employees are the

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responsibility of Manager. Manager is in all respects the employer of such employees, but Owner may require that any particular employee or employees be removed from duty with respect to the Premises if Owner reasonably deems such employee or employees to be incompetent, careless, insubordinate or otherwise objectionable. Manager shall fully comply with all applicable laws and regulations having to do with workman's compensation, social security, unemployment insurance, hours of labor, wages, working conditions, and other employer-employee related subjects. All employees engaged by Manager shall be the employees of Manager and not of Owner.

                  Section 5.3 Budgets and Leasing Guidelines; Annual Performance. Manager shall prepare and submit to Owner a proposed operating budget (the "Operating Budget"), capital budget (the "Capital Budget"), marketing program and leasing guidelines (the "Marketing Program") for the Premises for the management, leasing and operation of the Premises for the forthcoming calendar year (or in the case of the first calendar year in which the Term commences, the remainder of such year if it is not a full calendar year) in a format approved by Owner. Manager shall also complete and deliver to Owner a written review of its performance for the then current calendar year at the same time (the "Performance Review") it delivers the budgets and programs as contemplated in this Section 5.3. The scope and substance of the Performance Review will be agreed to by the Manager and the Owner prior to the delivery of the first review. The first such budgets, program and guidelines shall be submitted to Owner within forty-five (45) days after the date of this Agreement and in the future subsequent proposed budgets, program and guidelines shall be delivered to Owner no later than October 15 of each calendar year. By October 15 of each calendar year, Manager will submit to Owner (i) a

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summary of the actual (through September 30) and projected (for the full year)
results of management and operation of the Premises for such calendar year and
(ii) a Performance Review for the then-current calendar year.

                  The leasing guidelines shall include the following:

                  (a) the minimum rental rate to be charged for office, and, if applicable, storage, antenna, retail and parking and the minimum and maximum term which may be provided in each category of space to be leased in the Premises;

                  (b) the maximum leasing concessions or inducements (on a per square foot basis) which may be provided with respect to the Premises;

                  (c) a list of currently vacant space in the Premises; and

                  (d) a list of space which will become available for lease in the Premises during the applicable calendar year.

                  Owner will consider the proposed budgets, program and guidelines and then will consult with Manager within forty-five (45) days after they are submitted in order to agree on an "Approved Operating Budget", an "Approved Capital Budget", and "Approved Marketing Programs". Owner and Manager will use good faith efforts to agree on the foregoing within such forty-five
(45) day period. Additionally, if Owner identifies any operating or performance deficiencies that are within reasonable control of Manager after reviewing the Performance Review, Owner shall give Manager written notice of such deficiencies prior to the end of this forty-five (45) day period. Manager shall then have the later of 30 days, or such time as is reasonably necessary, to cure the deficiencies identified in such notice. If such deficiencies are not corrected with this time period, Owner shall give Manager a second notice of its desire to terminate this Agreement pursuant to Section 12.2. If Manager does not cure such deficiencies within thirty (30) days after this second notice, and provide Owner written notice (and when applicable, evidence) that such deficiencies have been cured, this Agreement may be terminated by Owner pursuant to Section 12.2.

                  No less frequently than quarterly, Manager shall during each calendar year review the Approved Operating Budget, Approved Capital Budget, and Approved Marketing Program, and compare the same to year-to-date activity to determine whether revisions are needed. Any such needed revisions will be submitted to Owner for its approval.

                  Manager agrees to use diligence and to employ all reasonable efforts to ensure that the actual costs (net of amounts, if any, recovered from third parties) of maintaining, leasing and operating the Premises shall not exceed the approved budgets pertaining thereto.

                  Section 5.4 Collection of Rents. Manager shall use diligent efforts to collect all rents (including, without limitation, billings resulting from tenant participation in operating expenses, taxes and common area maintenance charges) and other charges which may become due at any time from any tenant or from others for services provided in connection with or for the use of the Premises or any portion thereof. All monies so collected shall be deposited in the Receipts Account (defined in Section 9.1). Manager cannot and may not terminate any lease, lock out a tenant, institute a suit for rent or for use and occupancy, or institute proceedings for recovery of possession of any premises, without the prior written approval of Owner. In connection with such suits or proceedings only legal counsel designated by Owner shall be retained. The estimated costs of legal services to be incurred in bringing such approved suit or proceeding shall be submitted to Owner for its approval. Manager shall not write off any rental income of more than twenty percent (20%) of the gross monthly rent (up to a maximum of $10,000) for any single tenant without the prior approval of Owner.

                  Section 5.5 Leasing Duties of Manager. Manager shall act as leasing manager for the Premises and be responsible for the leasing activities of the Premises. Manager may act without further approvals as long as Manager acts in accordance with the approved marketing program and leasing guidelines. It is understood that Owner is the only signatory authority for the execution of all lease and related leasing documents and Manager shall not represent to the contrary to prospective tenants and other parties.

                  Section 5.6 Decorations and Repairs. Manager shall institute and supervise all ordinary and extraordinary repairs, decorations and alterations, including the administration of a preventative maintenance program for all mechanical, electrical and plumbing systems and equipment, provided that such (unless the same relate to emergencies) are included in an Approved Operating Budget or in an authorization by Owner pursuant to an Approved Capital Budget.

                  Section 5.7 Operational Activities. Manager shall institute and supervise all operational activities of the Premises, including but not limited to:

                  A.       Supervision of the cleaning contractor;

                  B. Supervision of the security contractor on behalf of Owner;

                  C.       Supervision of any landscaping contractor;

                  D.       Supervision of the window washing contractor;

                  E. Responsibility for and supervision of the central plant and other H.V.A.C. equipment;

                  F. Responsibility for and supervision of a preventative maintenance program;

                  G. Responsibility for and supervision for any necessary repairs to the Premises;

                  H. Supervision for the maintenance of the elevators serving the Premises; and

                  I. Responsibility for making arrangements for and administering account for utilities; and

                  J. Any other activity reasonably required for the normal operation of any high quality office building.

                  As used herein, "supervise" and "supervision" shall also include responsibility for the particular task to the extent the Owner so directs and provides the funds therefor.

                  Section 5.8 Taxes. Manager shall obtain and verify bills for real estate and personal property taxes, improvement assessments and other like charges which are or may become liens against any portion of the Premises and recommend payment or appeal as its best judgment may decide. Manager shall not make any payments on account of any ground lease, mortgage, deed of trust or other security instrument, if any, affecting any Premises unless such payments are included in the Approved Operating Budget or otherwise approved by Owner.

                  Section 5.9 Compliance with Agreements. Manager shall operate the Premises in compliance with any ground lease, space lease, mortgage, deed of trust or other security instruments affecting the Premises and of which Manager has knowledge, but Manager shall not be required to make any payment or incur any liability on account thereof.

                  Section 5.10 Payrolls. Manager shall prepare or cause to be prepared all payrolls and maintain comprehensive payroll records.

                  Section 5.11 Banking Matters. Manager shall handle all banking matters related to its contractual responsibility.

                  Section 5.12 Inspections of Premises. Manager shall conduct, from time to time as Manager deems necessary or as Owner requests, inspections of the Premises and provide Owner with a written report on its findings to the extent requested by Owner.

                  Section 5.13 Maintenance of Records. Manager shall, on behalf of Owner, maintain complete and identifiable records and files on all matters pertaining to the Premises, including, without limitation, all revenues and expenditures, service contracts and leases, all of which records and files shall be the property of Owner.

                  Section 5.14 Staffing for Emergencies. Manager shall have competent personnel available at all times for emergencies.

                  Section 5.15 Tenant Relations Program. Manager shall administer a tenant relations program that maintains a high visibility of management presence and service to tenants.

                  Section 5.16 Communications with Owner. Manager shall be available for communications with Owner and will keep Owner advised of items affecting the Premises.

                  Section 5.17 Books and Records.

                  (a) Manager, in the conduct of its responsibilities to Owner, shall maintain adequate and separate books and records for the Premises in accordance with generally accepted accounting principles ("GAAP"), which shall be supported by sufficient documentation to ascertain that said entries are properly and accurately recorded, which books and records shall be the property of Owner. However, any computer software or other systems of Manager which are used to generate or keep such books and records shall remain the property of Manager. Such books and records shall include all information necessary to calculate and to audit amounts contained therein and shall otherwise comply with the requirements of the documents referred to in Section 5.9 hereof. Such books and records, as well as those records referred to in Section 5.13 hereof, shall be maintained by Manager at the Premises or at such other location as may be mutually agreed upon in writing, and at Manager's discretion in detail or summary form at the headquarters of Manager located in Houston, Texas. Manager shall utilize procedures to attempt to ensure such control over accounting and financial transactions as is reasonably required to protect Owner's assets from theft, error or fraudulent activity.

                  (b) Manager shall maintain records of, and furnish customary (or as requested) reports summarizing, all transactions occurring from the first day of the prior calendar quarter to the last day of the prior calendar quarter. These reports are to be received by Owner no later than thirty (30) calendar days after the end of the above described accounting period (or sooner if necessary for Owner or any partner of Owner's (direct or indirect) parent to comply with governmental requirements of which Manager is given reasonable advance notice) and must report financial details which Owner may request. Reports on vacancies and other matters pertaining to the management, leasing, operation, and maintenance of the Premises will be provided on a monthly basis in a format approved by Owner. The reports shall include a comparison of quarterly, year-to-date actual, and projected year-end income and expense with the Approved Operating Budget for the Premises in a format approved by Owner. In addition, Manager shall remit to Owner all unexpended funds (except for a reserve approved by Owner for contingencies and operating working capital or such lesser amount as may be available after all proper disbursements from the Receipts Account) in the Receipts Account as of the end of the reporting quarter.

                  (c) All financial statements and reports required by Owner will be prepared on an accrual basis in accordance with GAAP, except for special financial reports which by their nature require a deviation from GAAP.

                  (d) Manager shall prepare such additional reports at such times and in such forms as may be reasonably requested from Owner from time to time. All reports of Manager to Owner shall be furnished in electronic form if Owner so requests.

                  (e) Manager shall maintain necessary liaison with Owner's accountant and shall provide such accountant with such reports and other information as Owner shall request.

                  Section 5.18 Compliance with Laws. Manager shall use its reasonable efforts to assure full compliance with federal, state and municipal laws, ordinances, regulations and orders relative to the use, operation, repair and maintenance of the Premises and with the rules, regulations or orders of the local Board of Fire Underwriters or other similar body. Manager shall promptly remedy any violation of any such law, ordinance, rules, regulation or order which comes to its attention, all at Owner's expense.

                  Expenses incurred in remedying violations may be paid from the Disbursement Account (as defined in Section 9.1) provided such expenses do not exceed $5,000 in any one instance. When more than such amount is required or if the violation is one for which the Premises title holder might be subject to penalty, Manager shall notify Owner by the end of the next business day to assure that prompt arrangements may be made to remedy the violation.

                  Section 5.19 Expenditures for Emergencies. Notwithstanding anything contained herein to the contrary, in case of emergency, Manager may make expenditures for repairs and other items which exceed approved budgets or prior approvals from Owner without prior written approval if in the reasonable judgment of Manager it is necessary to prevent damage or injury. Owner must be informed of any such expenditures before the end of the next business day.

                  Section 5.20 Establishment of Website. Any and all reports required of Manager under this Agreement shall be made available at a Website to be established by Manager accessible through the Internet within one year after Owner so requests.

                  Section 5.21 Sarbanes-Oxley Compliance. If requested by Owner, all reporting, record keeping, internal controls and like matters by Manager shall comply with the Sarbanes-Oxley Act.

                  Section 5.22 Submission of Annual Reports. All annual reports to be furnished by Manager shall be furnished within thirty (30) days after the end of the applicable calendar year.

                                   ARTICLE 6

                              MANAGEMENT AUTHORITY

                  Section 6.1 Limitation on Manager's Authority. Manager's authority is expressly limited to the provisions provided herein or as may be amended in writing from time to time by Owner and mutually agreed to and accepted by Manager in writing.

                  Section 6.2 Expenditure of Monies by Manager. The Approved Operating Budget shall constitute an authorization for Manager to expend money to operate, lease and manage the Premises and Manager may do so without further approval as long as Manager does not exceed the year-to-date budgeted amount for any line item (after any allocation of any contingency that may be contained in the budget and that can be applied to such line item). Whenever the year-to-date budgeted amount for any line item is (or appears likely to be) exceeded, a year-to-date budget variance and a revised operating budget for such line item shall be presented to Owner for its consideration. Except as expressly permitted in this Agreement, Manager may not act outside of the Approved Operating Budget until the budget revision is approved in writing by Owner, which approval Owner will endeavor to give in a timely manner. Once approved, Manager's authority with the revised or any additionally revised budgets is the same as that authorized for the original budget.

                  Section 6.3 Capital Expenditures. The Approved Capital Budget shall not constitute an authorization for Manager to expend any money. Any capital expenditures must be specifically authorized by Owner. With respect to the purchase and installation of capital items, Manager shall recommend that Owner purchase such items when Manager believes such purchase to be necessary or desirable. Owner may arrange to purchase and install the same itself or may authorize Manager to do so subject to prescribed supervision and specification requirements and conditions. Unless Owner specifically waives such requirements, either by memorandum or as an amendment to the contract, all new or replacement capital items exceeding Twenty-five Thousand and No/100 Dollars ($25,000) shall be awarded on the basis of competitive bidding, solicited in the following manner:

                  (a) A minimum of three written bids will be obtained for each purchase in excess of $25,000.

                  (b) Each bid will be solicited in a form prescribed by Owner so that uniformity will exist in the bid quotes.

                  (c) Manager shall provide Owner with all bid responses accompanied by Manager's recommendations as to the most acceptable bid. If Manager advises acceptance of other than the lowest bidder, Manager shall adequately support, in writing, its recommendations.

Owner shall be free to accept or reject any and all bids. Owner will communicate to Manager in writing its acceptance or rejection of bids. Owner may pay for capital expenses from its own resources or may authorize payment by Manager out of the Disbursement Account.

                  Section 6.4 Contracts with Affiliates of Manager. Manager shall not enter into any contract with Affiliate of Manager for cleaning, maintaining, repairing or servicing the Premises or any of the constituent parts of the Premises without the prior written consent of Owner. As a condition to obtaining such consent, Manager shall supply Owner with a copy of the proposed contract and shall state to Owner the affiliation between Manager (or other person or persons in control of Manager) and the party proposed to supply such goods or services, or both. Prior to entering into any such contract, whether or not with an affiliated or related party, Manager shall submit a proposal to Owner and Owner may veto the same if Owner reasonably deems it to be unnecessary, wasteful or inappropriate. Further, any such contract must be on market terms and Owner may require Manager to demonstrate the same through third party bids or other means. In addition to Owner's veto right referenced above, if required by the governance documents of the general partner of Owner, any such contract must be approved by the independent members of the board of directors of the Owner's general partner. Any such contract will include prudent cancellation rights.

                  Section 6.5 Execution of Leases and Contracts. All leases and related lease documents, all service contracts and all purchases, and all legal documentation related thereto, are to be in the name of Owner in the form prescribed by Owner and shall be executed by Owner, with the exception of contracts permitted under Section 6.4 hereof and of purchase orders related to the purchase of items within approved budgets, which may be executed by Manager. Additionally, Manager shall execute on behalf of Owner such service agreements as Owner may authorize from time to time.

                  Section 6.6 Structural Changes. Owner expressly withholds from Manager any power or authority to make any structural change to the Premises or to make any other major alterations or additions in or to the Premises or equipment therein without the prior written direction of Owner.

                                   ARTICLE 7

                                   INSURANCE

                  Section 7.1 Owner's Insurance. Throughout the term of this Agreement, Owner shall obtain and maintain the insurance described below (to the extent the same is available at commercially reasonable rates):

                  (a) All-risks property insurance (including comprehensive boiler & machinery coverage) on a full replacement cost basis covering the Premises.

                  (b) Commercial general liability insurance on an occurrence basis with Owner and Manager as insureds with limits of not less than $5,000,000 each occurrence combined single limit on bodily injury, death or property damage. Owner's insurance shall be primary and non-contributory to any insurance otherwise carried by Manager.

                  Section 7.2 Manager's Insurance. Manager shall obtain and maintain:

                  (a) Comprehensive crime/fidelity coverage in the amount of $1,000,000 and shall name Owner as loss payee.

                  (b) All-risks property insurance on a full replacement cost basis covering Manager's personal property on the Premises.

                  (c) Worker's Compensation insurance as required by statute.

                  (d) Employer's Liability insurance in the amount of $1,000,000 each accident.

                  (e) Automobile Liability insurance in the amount of $1,000,000 each occurrence.

                  Section 7.3 Contractor's and Subcontractor's Insurance. Manager shall require that all contractors and subcontractors brought onto the Premises have insurance coverage at the contractor's or subcontractor's expense, in the following minimum amounts, with Owner and Manager as additional insureds on the commercial general liability insurance:

                  (a)      Worker's Compensation:         Statutory Amount

                  (b)      Employer's Liability:          $1,000,000 minimum

                  (c)      Commercial General Liability:  $1,000,000 combined
                                                          single limit for
                                                          bodily injury and
                                                          property damage

                  (d)      Comprehensive Automobile   $1,000,000 each occurrence
                           Liability Insurance        combined single limit for
                                                      bodily injury and
                                                      property damage

                  Section 7.4 Insurance Requirements. The insurance required of all parties to this Agreement shall be written with insurers authorized to do business in the State in which the Premises are located and shall be rated at least A:IX by A.M. Best's Rating Service.

                  Section 7.5 Waiver of Claims and Subrogation. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, OWNER AND MANAGER HEREBY WAIVE ANY AND ALL RIGHTS OF RECOVERY, CLAIM, ACTION OR CAUSE OF ACTION AGAINST THE OTHER, ITS AGENTS, EMPLOYEES, OFFICERS, DIRECTORS, PARTNERS, MEMBERS, SERVANTS OR SHAREHOLDERS FOR ANY LOSS OR DAMAGE TO THE OTHER'S PROPERTY BY REASON OF FIRE, THE ELEMENTS, OR ANY OTHER CAUSE WHICH IS COVERED OR COULD BE COVERED BY STANDARD "ALL-RISKS" PROPERTY INSURANCE (INCLUDING COMPREHENSIVE BOILER AND MACHINERY COVERAGE), REGARDLESS OF CAUSE OR ORIGIN, INCLUDING NEGLIGENCE OF THE OTHER PARTY HERETO, ITS AGENTS, EMPLOYEES, OFFICERS, DIRECTORS, PARTNERS, MEMBERS, SERVANTS OR SHAREHOLDERS. EACH PARTY'S PROPERTY INSURANCE POLICIES SHALL CONTAIN PROVISIONS WHERE THE INSURER WAIVES THEIR RIGHT OF SUBROGATION AGAINST SUCH OTHER PARTY.

                                   ARTICLE 8

                             OWNER'S RIGHT TO AUDIT

                  Section 8.1 Audit Rights of Owner. Owner reserves the right for Owner's employees or others appointed by Owner to conduct examinations, during normal business hours without notification, of the books and records maintained for Owner by Manager no matter where the books and records are located. Owner also reserves the right to perform any and all additional audit tests relating to Manager's activities, either at the Premises or at any office of Manager, provided such audit tests are related to those activities performed by Manager for Owner.

                  Section 8.2 Correction of Internal Controls. Should Owner's employees or appointees discover either weaknesses in internal control or errors in record keeping, Manager shall correct such discrepancies either upon discovery or within a reasonable period of time thereafter. Manager shall inform Owner in writing of the action taken to correct such audit discrepancies. Any and all such audits conducted either by Owner's employees or appointees will be at the sole expense of Owner, unless such audit (i) indicates fraud or gross neglect by Manager in its record keeping, or (ii) discloses an error on the part of Manager which affects Owner adversely and is equal to or greater than 2% of the greater of gross expenses or gross receipts of the Property for the period audited, and in the case of (i) or (ii) above, Manager shall bear the reasonable cost of the applicable audit.

                                   ARTICLE 9

                                 BANK ACCOUNTS

                  Section 9.1 Deposits of Rents and Other Sums. Manager shall deposit all rents and other funds collected from the operation of the Premises, including any and all advance funds, in a bank designated by Owner, in a special account (the "Receipt Accounts") for the Premises in the name of Owner (so that at all times the funds deposited therein shall be the sole and exclusive property of Owner). The bank shall be informed in writing of the designated representatives of Manager that Owner has approved as having access to such accounts. Manager, with Owner's approval, shall establish a second account (the "Disbursement Account"). Manager shall pay the operating expenses of the Premises and any other payments relative to the Premises as required by the terms of this Agreement (including Manager's fees under Article 21 hereof) out of the Disbursement Account. Money shall be transferred from the Receipts Account to the Disbursement Account as deemed necessary by Manager, and approved by Owner. Owner shall have the right from time to time to change the number and types of bank accounts used by Manager and the method of transferring funds between those accounts.

                  Section 9.2 Security Deposit Records. Manager shall, on behalf of Owner, maintain detailed records of all security deposits and such records will be open for inspection by Owner's employees or appointees. Manager shall maintain such security deposits as required by applicable law and the terms of the leases, as approved by Owner.

                  Section 9.3 Owner to Have Access to Funds. Through the use of signature cards, authorized representatives of Owner shall be permitted access to any and all funds in the bank account described in Section 9.1. However, Owner and Owner's representative may not draw against said bank accounts without written communication to Manager. Manager's authority, and the authority of any designated representative of Manager, to draw against such accounts may be terminated at any time by Owner upon written notice to Manager.

                  Section 9.4 Ownership of Bank Records. All bank records pertaining to Owner's accounts shall be the property of Owner.

                                   ARTICLE 10

                               PAYMENT OF EXPENSES

                  Section 10.1 Payment by Manager of Expenses. The following operating costs (except as excluded by Section 10.2), to the extent included in approved budgets, are to be paid directly from the Disbursement Account described in Section 9.1:

                  (a) Costs of the gross salary and compensation, to include payroll taxes, insurance, workmen's compensation and other benefits, of the on-site property management team and approved staff;

                  (b) To the extent recoverable from tenants, cost of gross salary and compensation, to include payroll taxes, insurance, workmen's compensation and other benefits, and related overhead of personnel (for example, accountants and bookkeepers) who may be located off-site (for cost saving, administration or other reasons) but who directly support the operations of the Premises, excluding any personnel located in Manager's regional offices or headquarters except as provided in
         Section 10.1(w);

                  (c) Cost of forms, papers, ledgers, and other supplies and equipment used in the on-site Manager's office;

                  (d) Cost of insurance permitted or required to be maintained by Manager pursuant to the provisions of this Agreement;

                  (e) Cost of all bonuses paid to on-site employees excluding, however, any incentive compensation;

                  (f) Costs to correct any violation of federal, state and municipal laws, ordinances, regulations and orders relative to the leasing, use, repair and maintenance of the Premises, or relative to the rules, regulations or orders of the local board of fire underwriters or other similar body, provided that such cost is not a result of the gross negligence or willful misconduct of Manager or its agents or employees;

                  (g) Actual costs of making all repairs, decorations and alterations to the Premises;

                  (h) Costs incurred by Manager in connection with all service contracts entered into by Manager and/or Owner in accordance with authorizations in this Agreement or approved by Owner;

                  (i) Costs of collection of delinquent rentals;

                  (j) Costs of printed forms and supplies required for use at the Premises;

                  (k) Costs of capital expenditures;

                  (l) Costs of printed checks for each bank account required by Owner;

                  (m) Costs of adding machines, personal computers and computer software, and other equipment of such type used for managing the Premises;

                  (n) Leasing commissions payable to third parties;

                  (o) Costs of Owner approved advertising, business expenses, professional dues, professional development, employee relocation expenses and travel;

                  (p) To the extent the same can be recovered from tenants under their leases, the cost of Manager's implementation of any new accounting or reporting systems including Web based systems or systems that utilize servers and other equipment that may be located off-site of the Property, as well as the cost of any new general ledger adopted by Manager;

                  (q) Legal fees of attorneys, provided such attorneys have been approved by Owner in writing in advance of retention;

                  (r) Costs of outside audits as required by leases and other outside audits as may be requested by Owner in writing;

                  (s) Property taxes, special assessments and costs of utilities;

                  (t) Costs of a management office, including necessary furnishings and equipment, as provided for in Section 10.3 hereof;

                  (u) All other costs and expenses for which Owner is obligated to pay or reimburse Manager as provided for in this Agreement;

                  (v) Any out-of-pocket costs Manager incurs in performing the leasing services described in Section 5.5, including the costs of printing leasing brochures and travel and entertainment costs; and

                  (w) To the extent the same relate to or support the performance of Manager's duties under this Agreement, the cost of personnel and overhead expenses related to such personnel who are located in Manager's headquarters and regional offices. Examples of such support include risk management, regional and central accounting, cash and systems management, human resources and payroll, technology and internal audit. The amount to be included under this Section 10.1(w) shall (1) be included only to the extent the same is recovered from tenants under their leases and
         (2) not exceed in any calendar year $.20 per rentable square foot within the Property; however, such amount shall be increased on January 1 of each year by the increase in the Consumer Price Index from the preceding January 1 beginning in 2003, such adjusted amount to be rounded to the nearest $.005. "Consumer Price Index" or "CPI" means the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for all Urban Consumers (U.S. city average; base 1982-84 =
         100), published by the Bureau of Labor statistics of the United States Department of Labor. If at any time during the Term the CPI is discontinued or published less frequently, Manager and Owner shall mutually and reasonably agree to substitute an official index published by the Bureau of Labor Statistics, or a successor governmental agency, which index is most nearly equivalent to the CPI or to a substitute procedure which reasonably reflects and monitors consumer prices.

                  (x) Any and all other costs necessary to the management, leasing, operation and maintenance of the Premises or reasonably incurred by Manager in performing its duties hereunder which are covered within approved budgetary guidelines, which may exceed approved budgetary guidelines but which result from emergencies or which are otherwise approved by Owner.

                  Section 10.2 Expenses to be Borne by Manager. The following expenses or costs incurred by or on behalf of Manager shall be at the sole cost and expense of Manager and shall be paid by Manager out of the sums payable to Manager under Article 21:

                  (a) Costs of gross salary and wages, payroll taxes, insurance, worker's compensation, and other benefits of Manager's personnel not located on-site (except as provided in Section 10.1(b) and Section 10.1(w) above).

                  (b) All costs incurred as a result of Manager's fraud, breach of this Agreement, gross negligence or willful misconduct.

                  (c) Except as provided in Section 10.1(w), the cost of any personnel located in Manager's home or regional offices, as well as any overhead costs related to those offices.

                  Section 10.3 Office for Manager. Owner shall also furnish to Manager, at Owner's expense, an office located in the Premises of a sufficient size (mutually agreed upon) to serve as the management and leasing office for the Premises, including standard leasehold improvements and appropriate furnishings and typical office equipment.

                                   ARTICLE 11

                               INSUFFICIENT INCOME

                  Section 11.1 Insufficient Income. If at any time the gross income (or cash in the Receipts Account and the Disbursement Account) from the Premises shall not be sufficient to pay the bills and charges which may be incurred with respect to the Premises, or if such gross income is insufficient to pay the combined sum of both bills and charges, Manager shall not be obligated to pay said expenses and charges from its own account.

                  Manager shall notify Owner immediately upon first projection or awareness of a cash shortage or pending cash shortage and Owner and Manager shall jointly determine payment priority. After Manager has paid, to the extent of available gross income, all bills and charges based upon the ordered priorities set jointly by Owner and Manager, Manager shall submit to Owner a statement of all remaining unpaid bills. Owner shall thereafter and without undue delay provide sufficient monies to pay any unpaid expenses properly payable by Owner.

                                   ARTICLE 12

                                   TERMINATION

                  Section 12.1 Termination by Owner or Manager. Either Owner or Manager may terminate this Agreement upon thirty (30) days advance notice to the other in the event (A) Owner sells the Premises to a third party which is unaffiliated with Owner in a bona fide transaction, (B) the Property is substantially destroyed or condemned and in the case of destruction cannot be restored within one year after the casualty, or (C) an Affiliate of Manager is no longer the advisor to the Owner and the Owner's general partner.

                  Section 12.2 Termination by Owner. The Owner may terminate this agreement if the Owner has identified and communicated to the Manager any operating or performance deficiencies and such deficiencies are not cured by the Manager in accordance with the provisions set forth in Section 5.3.

                  Section 12.3 Breach by Manager. If Manager commits a material breach of any obligations of Manager under this Agreement, and if such breach shall continue for thirty (30) days after written notice from Owner (plus, with respect to breaches which Manager commences diligent efforts to cure within such period, but which cannot reasonably be cured within thirty (30) days, such additional period not to exceed ninety (90) additional days as is reasonably necessary to cure such breach), then Owner, in addition to the other remedies it may have at law or in equity, shall have the right to terminate this Agreement.

                  Section 12.4 Breach by Owner. If Owner (A) fails to timely pay any sum owed to Manager which remains unpaid for more than ten (10) days after notice from Manager or (B) commits a material violation or breach of any other obligation of Owner under this Agreement which remains uncured for more than thirty (30) days after notice from Manager (plus, in the case of breaches which cannot reasonably be cured within thirty (30) days, such additional time as is reasonably required to cure such breach not to exceed ninety (90) days), then Manager may, in addition to its other remedies at law or in equity, terminate this Agreement by written notice to Owner.

                  Section 12.5 Final Accounting. Upon termination of this Agreement for any reason, Manager shall deliver to Owner the following with respect to the Premises:

                  (a) A final accounting, reflecting the balance of income and expenses, as of the date of termination, to be delivered within thirty
         (30) days after such termination.

                  (b) Any balance or monies of Owner or tenant security deposits, or both, including, without limitation, all funds in any bank accounts under Article 9 hereof, held by or thereafter received by Manager to be delivered immediately upon such termination or withdrawal.

                  (c) All records, contracts, leases, receipts for deposits, unpaid bills, other papers or documents, supplies, files, keys, and equipment, which pertain to the Premises to be delivered immediately to Owner at the Premises upon such termination.

                  (d) All service contracts in the name of Manager pertaining to the Premises shall be assigned to, and assumed by Owner.

                  Section 12.6 Survival of Certain Rights and Obligations. Upon the expiration or earlier termination of this Agreement, neither party shall have any further rights or obligations under this Agreement, except that Articles 12, 16, 17, and 21 shall survive the termination of this Agreement.

                                   ARTICLE 13

                DEVELOPMENT AND CONSTRUCTION MANAGEMENT SERVICES

                  Section 13.1 Construction Management Services. Manager shall act as construction manager with respect to the construction of any leasehold improvements within the Premises if requested by either Owner or the applicable tenant. With respect thereto Manager shall:

                  (a) Evaluate and report the existing conditions of the base building.

                  (b) Prepare preliminary budgets and schedules.

                  (c) Review and assist in the coordination of leasehold improvements design drawings.

                  (d) Conduct pre-bid meetings.

                  (e) Evaluate bids and make recommendations of the award of contracts.

                  (f) Conduct construction progress meetings. Evaluate ongoing schedules and the quality of workmanship and adherence of work to contract documents, specifications and drawings.

                  (g) Evaluate and verify accuracy of monthly construction draw requests.

                  (h) Assist architect in reviewing shop drawings.

                  (i) Direct architect/engineers to create punchlist.

                  (j) Coordinate with building management the use of the service elevator, the need for temporary utilities and loading docks.

                  Section 13.2 Development Management Services. Manager shall act as development manager for any redevelopment of the Premises. As such, Manager shall be responsible for coordinating and facilitating the planning and performance of all construction related activities, including recommending the retention of architects, engineers and other consultants, assisting in cost estimating, advising Owner as to the selection of contractors to perform the work, and coordinating on behalf of Owner the work of such consultants and contractors.

                                   ARTICLE 14

                              SALE OF THE PREMISES

                  Section 14.1 Sale of Premises. If Owner executes a listing agreement with a broker (other than Manager) for the sale of any portion of the Premises, Manager shall cooperate with such broker to the end that the respective activities of Manager and broker may be carried on without friction and without interference with tenants and occupants. Manager will permit the broker to exhibit the Premises during reasonable business hours to the extent not prohibited by any tenant lease and provided the broker has secured Manager's permission in advance. Manager shall be reimbursed for all reasonable costs incurred by Manager in coordinating any activities regarding any sale of all or any portion of the Premises.

                                   ARTICLE 15

                                LEGAL PROCEEDINGS

                  Section 15.1 Legal Proceedings. Should any claims, demands, suits or other legal proceedings be made or instituted by any person against Owner or title holder of the Premises which arise out of any of the matters relating to this Agreement, Manager shall promptly give Owner all pertinent information and reasonable assistance in the defense or other disposition thereof, at the sole expense of Owner.

                                   ARTICLE 16

                               MANAGER'S LIABILITY

                  Section 16.1 Liability of Manager. Manager shall not, in the performance of this Agreement, be liable to Owner or to any other person for any act or omission (negligent, tortious or otherwise) of any officer, agent or employee of Manager, unless the same results from negligence or misconduct of the Manager or its officers, employees, or agents acting within the scope of their office, employment or agency, or the breach of this Agreement by Manager.

                  Section 16.2 Indemnity of Manager. OWNER AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS MANAGER AND ITS OFFICERS, AGENTS AND EMPLOYEES (INDIVIDUALLY AND COLLECTIVELY, THE "MANAGER INDEMNITEES") FROM AND AGAINST ANY AND ALL CAUSES OF ACTION, CLAIMS, LOSSES, COSTS, EXPENSES, LIABILITIES, DAMAGES OR INJURIES (INCLUDING LEGAL FEES AND DISBURSEMENTS) THAT MANAGER INDEMNITEES MAY DIRECTLY OR INDIRECTLY SUSTAIN, SUFFER OR INCUR ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT OR THE PREMISES, UNLESS THE SAME

RESULTS FROM (A) NEGLIGENCE OR MISCONDUCT OF THE MANAGER INDEMNITEES ACTING WITHIN THE SCOPE OF THEIR OFFICE, EMPLOYMENT OR AGENCY, OR (B) THE BREACH OF THIS AGREEMENT BY MANAGER. OWNER SHALL ASSUME ON BEHALF OF THE MANAGER INDEMNITEES THE DEFENSE OF ANY ACTION AT LAW OR IN EQUITY WHICH MAY BE BROUGHT AGAINST THE MANAGER INDEMNITEES BASED UPON A CLAIM FOR WHICH INDEMNIFICATION IS APPLICABLE HEREUNDER.

                  Section 16.3 Limitation on Making Certain Claims. Notwithstanding any other provisions of this Agreement, in no event shall Owner make any claim against Manager, or its Affiliates or subsidiaries, on account of any good faith interpretation by Manager of the provisions of this Agreement (even if such interpretation is later determined to be a breach of this Agreement) or any alleged errors in judgment made in good faith and in accordance with this Agreement in connection with the operation of the Premises hereunder by Manager or the performance of any advisory or technical services provided by or arranged by the Manager. The provisions of this Section 16.3 shall not be deemed to release Manager from liability for its gross negligence.

                  Section 16.4 Expenditures Made in Good Faith. Owner shall not object to any expenditures made by Manager in good faith in the course of its management of the Premises or in settlement of any claim arising out of the operation of the Premises unless such expenditure is specifically prohibited by this Agreement. The provisions of this Section 16.4 shall not be deemed to release Manager from liability for its negligence.

                                   ARTICLE 17

                          REPRESENTATION AND WARRANTIES

                  Section 17.1 No Reliance by Owner. Owner hereby represents that in entering into this Agreement Owner has not relied on any projection of earnings, statements as to the possibility of future success or other similar matter which may be prepared by Manager and understands that no guaranty is made or implied by Manager as to the future financial success of the Premises.

                  Section 17.2 Representations and Warranties. Each party to this Agreement represents and warrants the following:

                  (a) It is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation with all requisite power and authority to enter into this Agreement and to conduct its respective business.

                  (b) This Agreement constitutes the legal, valid and binding obligation of the party and is enforceable in accordance with its terms.

                  (c) No consents or approvals are required from any governmental authority or other person or entity for the party to enter into and perform this Agreement. All corporate or partnership action on the part of the party necessary for the authorization, execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly taken.

                  (d) The execution and delivery of this Agreement by the party, and the consummation of the transactions contemplated hereby, does not conflict with or contravene the provisions of its organizational documents or any agreement or instrument by which it or its properties are bound or any law, rule, regulation, order or decree to which it or its properties are subject.

                  (e) The party has obtained or shall obtain all permits and licenses to the extent required by applicable law to perform its obligations hereunder, except with respect to permits and licenses, the lack of which do not and would not, individually or in the aggregate, have a material adverse effect on such party's ability to perform its obligations under this Agreement.

                                   ARTICLE 18

                                    CONSENTS

                  Section 18.1 Granting of Consents. Except as otherwise expressly provided herein to the contrary, whenever in this Agreement the consent or approval of Manager or Owner is required, such consent or approval shall not be unreasonably withheld or unduly delayed. Such consent shall also be in writing only and shall be duly executed by an authorized officer or agent for the party granting such consent or approval.

                                   ARTICLE 19

                           SUBSIDIARIES AND AFFILIATES

                  Section 19.1 Contracts with Manager's Affiliates. Any contract or lease with respect to the Premises between Manager and any Affiliate of Manager shall be subject to the prior written approval of Owner, and at Owner's sole discretion such approval may be withheld.

\
                                   ARTICLE 20

                                    NOTICES

                  Section 20.1 Notices. Any notice provided for in or permitted under this Agreement shall be made in writing, and may be given or served by (i) delivering the same in person or by facsimile transmission to the party to be notified, or (ii) depositing the same in the United States mail, postage prepaid, registered or certified with return receipt requested, and addressed to the party to be notified at the address herein specified, or (iii) by depositing same with a reputable overnight courier service. Any notice shall be effective only if and when received by the party to be notified (or the date such receipt is refused by the addressee) unless the day it is received is not a business day, and then it shall be deemed received on the next business day. For the purpose of notice, the address of the party shall be, until changed as hereinafter provided for, as follows:

                If to the Owner:   _____________________________________________

                                   Attention: __________________________________
                                   Fax No.:   __________________________________

                With a copy to:    _____________________________________________

                                   Attention: __________________________________
                                   Fax No.:   __________________________________

                If to the Manager: _____________________________________________

                                   Attention: __________________________________
                                   Fax No.:   __________________________________

                With a copy to:    _____________________________________________

                                   Attention: __________________________________
                                   Fax No.:   __________________________________

or to such other address as the Owner may specify in a written notice to the Manager or the Manager may specify in a written notice to the Owner in accordance with this Section 20.1.

                  Each party shall have the right from time to time and at any time to change its respective address and each shall have the right to specify as its address any other address by at least fifteen (15) days' written notice to the other party. Each party shall have the right from time to time to specify additional parties to whom copies of notices must be given by delivering to the other party fifteen (15) days' written notice thereof setting forth the address of such additional party or parties; provided, however, that no party shall have the right to designate more than three (3) such additional parties. Notice required to be delivered hereunder to either party shall not be deemed to be effective until the additional parties, if any, designated by such party have been given notice in a manner deemed effective pursuant to the terms of this
Section 20.1.

                                   ARTICLE 21

                                  COMPENSATION

                  Section 21.1 Fees Payable to Manager. In addition to the sums Owner is obligated to pay Manager as described in this Agreement, each calendar year Manager shall receive remuneration for its services in managing and leasing the Premises as follows:

                  (a) A management fee (the "Management Fee") equal to:

                           (1)      For single-tenant properties, the lesser of
                  (A) two and one-half percent (2.5%) of the Gross Revenues for the Premises or (B) the amount of the

                  Management Fee that can be passed through to tenants of the Premises under their leases, subject to a minimum fee of at least one percent (1.0%) of Gross Revenues for the Premises.

                           (2)      For multi-tenant properties, the lesser of
                  (A) two and one-half percent (2.5%) of the Gross Revenues for the Premises or (B) the amount of the Management Fee that can be passed through to tenants of the Premises under their leases.

                           (3) "Gross Revenues" includes but is not limited to revenues arising from rentals (which includes all tenant recoveries for operating expenses, special or extra services and the like, including, without limitation, real estate taxes and assessments) for such year payable by tenants who lease space in the Premises, parking revenues, revenues from the leasing or licensing of antenna space and all other revenues of whatever nature. The Management Fee shall be payable monthly based on interim results and projections with annual reconciliations.

                  (b) For the leasing services described in Section 5.5, the following sums (the "Leasing Fees"):

                           (1) For any lease or amendment thereto pursuant to which space is leased by a tenant which is executed or negotiated during the Term, a fee equal to one and one-half percent (1.5%) of the gross rentals which are payable pursuant to or on account of the applicable document during the term of the lease.

                           (2) For any lease extension, renewal, expansion or other similar right whereby a tenant extends its lease or leases additional space which is exercised

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

                  during the Term, a fee equal to one and one-half percent (1.5%) of the gross rentals which are payable pursuant to or on account of the applicable document for the term of such renewal, extension or expansion.

                           (3) For purposes of subsections (1) and (2) above, the following shall apply:

                                    (i)      Owner shall pay the Leasing Fees to
                           Manager regardless of whether an outside broker was used in connection with any such lease, amendment, renewal, extension or expansion. Owner shall be responsible for any fees paid to outside brokers, and such fees shall not count against, or be considered part of, the Leasing Fees;

                                    (ii)     Owner's obligation to pay the
                           Leasing Fees shall survive the expiration or earlier termination of this Agreement, it being agreed that Manager shall be entitled to such Leasing Fee after such expiration or termination to the extent provided in this Section 21.1. "Executed or negotiated during the Term" and "exercised during the Term" also includes leases and other instruments executed and options and other rights exercisable within ninety
                           (90) days after the Term, if the tenant under said lease or other instruments had substantial negotiations with Manager during the Term (and for purposes hereof, "substantial negotiations" shall mean that a written proposal and related correspondence have been exchanged by Manager and the prospective tenant or any agent thereof and discussions regarding such proposal and

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

                           correspondence have occurred). Manager shall notify Owner in a monthly report prior to the end of the Term of its substantial negotiations with prospective tenants;

                                    (iii)    gross rentals for triple net leases
                           will include an estimate of operating expenses to be paid by tenants in the first (1st) lease year and such expenses shall not be increased in determining gross rentals in later years for purposes of determining the Leasing Fees; and

                                    (iv)     rent increases based on changes in
                           the Consumer Price Index shall not be taken into account in calculating gross rentals for purposes of determining the Leasing Fees except to the extent such lease includes a floor on the rent increases based on the Consumer Price Index, in which event for purposes of calculating gross rentals, rent shall be deemed increased based on such floor.

         The Leasing Fees shall be payable as follows: (x) fifty percent (50%) upon the date the applicable document is executed or right is exercised, as applicable, and (y) the balance upon the date such tenant takes occupancy of the space subject to such lease or amendment, or in the case of a renewal, on the first (1st) day of the applicable renewal term. In the event the tenant has an early termination option under its lease, however, the portion of the Leasing Fees attributable to periods after the applicable termination date shall not be payable until the tenant has waived the termination option or the right to exercise such termination option has expired or terminated.

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

                  (c) For the construction management services described in
         Section 13.1, Manager shall be entitled to retain or be paid any construction management fee paid by any tenant directly to Manager or to the landlord under its lease. To the extent contained in the budget described below, Manager also shall be reimbursed for all third party costs reasonably incurred by Manager in performing construction management duties (e.g., consultants, legal, delivery and graphics) to the extent the same are approved and payable by the applicable tenant. Owner and Manger shall agree on the scope of such direct costs as well as a budget relating thereto before Manager begins performing such services. If the tenant does not agree in its lease to pay a construction management fee, then the following shall apply:

                           (x) if Manager provides such construction management services utilizing on-site employees, Owner shall not be obligated to pay a construction management fee to Manager; or

                           (y) if Manager utilizes off-site employees to provide such construction management services, Owner shall be obligated to pay Manager the direct costs Manager incurs in providing such services, including the salary, benefits and burdens of any such employees to the extent of the time they spend performing such services, to the extent contained in a budget approved by Owner as described above.

                  (d) For the development management services described in
         Section 13.2, Manager shall be paid a fee equal to two and one-half percent (2.5%) of the total project costs relating to the redevelopment. To the extent contained in the budget described

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

         below, Manager also will be entitled to recover from Owner all direct costs incurred by Manager in performing such services, including but not limited to the salary, benefits and burdens of all employees directly involved in such project, the cost of any project office and overhead relating thereto (e.g., rent, telephones, computers) and all out-of-pocket costs incurred by Manager (for example, travel). Owner and Manager shall agree on the scope of such direct costs as well as a budget relating thereto before Manager begins performing such services.

                  (e) Upon submission of the financial statements as required by
         Article 5, Manager shall submit to Owner Manager's calculation of all fees, which fees shall be paid by Owner to Manager.

                  Section 21.2 Failure of Owner to Timely Pay. Any sums owed by Owner to Manager which are not paid when due shall bear interest at the lesser of (i) the prime rate plus 5 percentage points, or (ii) the maximum nonusurious rate of interest permitted by applicable law.

                                   ARTICLE 22

                                  MISCELLANEOUS

                  Section 22.1 Pronouns. The pronouns used in this Agreement referring to Manager or Owner shall be understood and construed to apply whether Manager or Owner be an individual, co-partnership, corporation or an individual or individuals doing business under a firm or trade name, and the masculine and neuter pronouns shall each include the other and may be used interchangeably with the same meaning.

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

                  Section 22.2 Amendments. Except as otherwise herein provided, any and all amendments, additions or deletions of this Agreement shall be null and void unless approved by the parties in writing.

                  Section 22.3 Headings. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

                  Section 22.4 Waiver. The waiver of any of the terms and conditions of this Agreement on any occasion or occasions shall not be deemed as waiver of such terms and conditions on any future occasion. No waiver shall be implied by any isolated or repeated action or non-action. To be effective, any waiver must be in writing executed by the party to be bound thereby.

                  Section 22.5 Successors and Assigns. Subject to Article 4 and
Section 12.1(A), this Agreement shall be binding upon and inure to the benefit of Owner, its successors and/or assigns, and shall be binding upon and inure to the benefit of Manager, and its successors.

                  Section 22.6 Governing Law. This Agreement shall be construed, interpreted and applied in accordance with and shall be governed by, the laws applicable to the state where the Premises are located.

                  Section 22.7 Ownership of Premises. Owner represents that it is the fee owner of the Premises and of the improvements and appurtenances and equipment installed therein, except such equipment as may be leased or acquired by Owner on a hire-purchase basis or as may be owned, leased or installed by tenants or other third parties.

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

                  Section 22.8 Other Activities of Manager. Nothing contained in this Agreement shall be construed so as to prohibit Manager from owning, operating, managing or investing in any real estate development. Additionally, Manager may engage in or possess an interest in other ventures of any nature and description independently or with others and Owner shall have no rights with respect thereto by virtue of this Agreement.

                  Section 22.9 Compliance with Certain Laws. Pursuant to Section
5.03 of the Rehabilitation Act of 1973, as amended, as implemented by 41 C.F.R. 60-401, Section 4.02 of the Vietnam Era Adjustment Assistance Act of 1964, as implemented by 41 C.F.R. 60-250, and Executive Order 11246, as amended by Executive Order 11875, Manager agrees not to discriminate against any employee or applicant for employment because of said individual's race, religion, sex, national origin, physical or mental handicap or status as a disabled veteran of the Vietnam Era, in regard to any position for which the employee or applicant is otherwise qualified.

                  Section 22.10 Special Parties. Notwithstanding any provision hereof to the contrary, in no circumstances shall a shareholder, limited partner, director, officer, employee or agent ("Special Party") of a party hereto or of a Special Party of a party hereto be personally liable for any of the obligations of such party hereto under this Agreement except to the extent, if any, provided in any separate agreement now or hereafter executed and delivered by such Special Party.

                  Section 22.11 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original of this Agreement but all of which, taken together, shall constitute one and the same agreement.

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

                  Section 22.12 Survival of Agreement. The rights and obligations of Manager and Owner shall survive a termination of this Agreement.

                  Section 22.13 Special Services. Notwithstanding anything in this Agreement to the contrary, except as required by a tenant lease which has been approved by Owner, Manager shall not furnish or render services to the tenants of the Premises other than those services customarily furnished to tenants of similar properties unless (a) Manager makes separate, adequate charges to tenants for such services, (b) such charges are received and retained by Manager, (c) Manager bears the cost of providing such services and (d) Manager first obtains Owner's written consent. For purposes of this Section 22.13, it is agreed that maintenance, trash collection, janitorial services and cleaning services, the furnishing of water, heat, light, air conditioning, public entrances and exits, guard or security services and the provision of parking facilities on an unreserved basis and without separate charge are examples of services customarily furnished to the tenants of similar properties.

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

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                           OWNER:

                                               _________________________________

                                               By: _____________________________
                                               Name: ___________________________
                                               Title: __________________________

                                           MANAGER:

                                               _________________________________

                                               By: _____________________________
                                               Name: ___________________________
                                               Title: __________________________

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